PRESS RELEASE	Contact: Stephanie A. Heist
October 22, 2010	(302) 571-5259 sheist@wsfsbank.com

WSFS ANNOUNCES 3RD QUARTER 2010
EARNINGS RELEASE DATE AND CONFERENCE CALL

WILMINGTON, Del. – WSFS Financial Corporation (NASDAQ/GS: WSFS), the parent company of WSFS Bank, today announced it expects to report third quarter earnings at the end of business Thursday, October 28, 2010.  Management will conduct a conference call to review this information at 1:00 p.m. Eastern Daylight Time (EDT) on Friday, October 29, 2010.  Interested parties may listen to this call by dialing 1-877-312-5857.

A rebroadcast of the conference call will be available two hours after the completion of the conference call until Sunday, November 7, 2010, by calling 1-800-642-1687 and using Conference ID 19760709.

About WSFS Financial Corporation
WSFS Financial Corporation is a $3.8 billion financial services company. Its primary subsidiary, Wilmington Savings Fund Society, FSB (WSFS Bank), operates 40 banking offices located in Delaware (35), Pennsylvania (4) and Virginia (1). WSFS Bank provides comprehensive financial services including commercial banking, retail banking and trust and wealth management. Other subsidiaries include WSFS Investment Group, Inc. and Montchanin Capital Management, Inc. Serving the Delaware Valley since 1832, WSFS is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.

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